UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 26, 2018

GCP APPLIED TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-37533	47-3936076
(Commission File Number)	(IRS Employer Identification No.)

62 Whittemore Avenue Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

(617) 876-1400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On March 26, 2018, GCP Applied Technologies Inc. (the “Company” or “GCP”) issued a press release announcing a proposed private offering (the “offering”) by the Company of senior notes (the “notes”). The Company also announced that it intends to amend its existing revolving credit facility to, among other things, (i) increase the aggregate principal amount of revolving commitments thereunder to up to $350 million, (ii) extend the maturity thereof by approximately two years, and (iii) make certain other changes to the covenants and other provisions therein (the “Credit Facility Amendment”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

GCP intends to apply the net proceeds from the offering, together with up to $50 million of borrowings under its credit facility and cash on hand, (i) to redeem and/or satisfy and discharge all of its $525 million aggregate principal amount of outstanding 9.500% Senior Notes due 2023 (the “2023 Notes”) in accordance with the terms of the indenture governing such 2023 Notes, (ii) to pay fees and expenses related to the transactions described in this paragraph and (iii) for general corporate purposes.

The closing of the Credit Facility Amendment is subject to obtaining lender commitments and consents, as well as market and other conditions. However, the offering is not conditioned upon consummation of the Credit Facility Amendment. If GCP does not consummate the Credit Facility Amendment on or prior to the date the notes are first issued, less than all of the 2023 Notes will be redeemed in connection with the offering. This Current Report on Form 8-K is not an offer to purchase, nor a solicitation of an offer to sell, any securities, and shall not constitute a notice of redemption with respect to any outstanding notes of GCP.

The information furnished pursuant to this Current Report on Form 8-K (including exhibits hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filings that such information is considered “filed” or incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by GCP Applied Technologies Inc., dated March 26, 2018.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains, and our other public communications may contain, forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding indebtedness and liquidity, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; uncertainties related to GCP’s ability to realize the anticipated benefits of the spin-off

/separation from W.R. Grace and the value of GCP’s common stock following the spin-off; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; and the handling of hazardous materials and the costs of compliance with environmental regulation. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Our reported results should not be considered as an indication of our future performance. Readers are cautioned not to place undue reliance on our projections and forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revisions to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC.
(Registrant)

	By	/s/ Dean P. Freeman
Name: Dean P. Freeman
Title: Vice President and Chief Financial Officer
Dated: March 26, 2018